Investor Contact:	Tonya Chin
408-962-2573
tchin@shoretel.com

ShoreTel Reports Financial Results for
Fourth Quarter and Fiscal Year 2009

Company Delivers 5 Percent Annual Revenue Growth and Signs Two Major
U.S. Telecommunications Carriers

SUNNYVALE, Calif., Aug. 12 /PRNewswire-FirstCall/ -- ShoreTel®, Inc. (Nasdaq: SHOR), the leading provider of brilliantly simple IP phone systems with fully integrated Unified Communications, today announced financial results for the fourth quarter and fiscal year ended June 30, 2009.

For the fourth quarter of 2009, revenue was $32.4 million, an increase of 4 percent over the third fiscal quarter. GAAP gross margin for the fourth quarter of 2009 was 63.3 percent compared with 63.8 percent in the third quarter. GAAP net loss was $(0.7) million, or $(0.02) per share, in the fourth quarter of 2009 compared to a net loss of $(7.0) million, or $(0.16) per share, in the third quarter, which included an expense for a legal settlement of $4.1 million. GAAP results in the fourth quarter of 2009 included $2.2 million in stock-based compensation expenses, compared to $1.8 million in the third quarter of 2009.

Excluding these stock-based compensation and related tax adjustments, non-GAAP gross margins were 64 percent and non-GAAP net income for the fourth quarter of 2009 was $1.3 million, or $0.03 per diluted share, compared to non-GAAP gross margins of 64 percent and a net loss of $(0.8) million, or $(0.02) per diluted share, in the third quarter of 2009.

For fiscal year 2009, revenue reached a company record at $134.8 million, an increase of 5 percent compared to fiscal year 2008 revenue of $128.7 million. GAAP net loss for the fiscal year was $(11.8) million, or $(0.27) per diluted share, compared to GAAP net income of $2.6 million, or $0.06 per diluted share, in fiscal year 2008. GAAP net loss in fiscal year 2009 included an expense for a legal settlement of $4.1 million and $8.9 million in stock-based compensation expenses, compared to $6.9 million in stock-based compensation expenses in fiscal year 2008.

Excluding the above-mentioned charges and related tax adjustments, non-GAAP gross margin was 64.2 percent and non-GAAP net income for fiscal year 2009 was $1.2 million, or $0.03 per diluted share, compared to non-GAAP gross margin of 63.6 percent and net income of $9.3 million, or $0.21 per diluted share, in fiscal year 2008.

As of June 30, 2009, the company had $108 million in cash and cash equivalents and short-term investments.

“Very few technology companies have been able to grow revenue during what is arguably the worst economy since the Great Depression. Our annual revenue growth of 5 percent clearly demonstrates ShoreTel’s ability to sustain growth despite the weak economic environment,” said John W. Combs, chief executive officer of ShoreTel. “Other positive indicators in the fourth quarter included a substantial increase in order volume, our newly announced agreement with IBM, our ability to achieve the highest levels of customer satisfaction in ShoreTel’s history while at the same time efficiently cutting cost out of our business, and most importantly, the expansion of our distribution channel with the addition of two new telecommunications carriers. With these new additions, ShoreTel products and services are now being sold by all of the top three U.S. wireline telecommunications providers.”

“With so many identifiable opportunities right in front of us, now is the time to invest in our future. We are increasing our investments in sales personnel, branding, and channel development over the coming quarters in order to fully realize our sales growth potential in calendar 2010 and beyond,” continued Combs.

Operational Highlights for Fiscal Year 2009

Extended Reach

The company added two new telecommunications carriers in the United States during its fourth quarter, significantly improving its access to enterprise businesses domestically. With these additions, all three of the top U.S. telecommunications carriers now carry ShoreTel products and services.  Additionally, the company enhanced its overall distribution network with the addition of nearly 250 partners worldwide during its fiscal year.

In July, ShoreTel announced an agreement with IBM to integrate ShoreTel’s Unified Communications system with the new Lotus Foundations Reach product offering. The result will be an out-of-the box solution that combines a full range of IT, email, office productivity and collaboration applications, such as Lotus Sametime, with ShoreTel’s brilliantly simple UC solution. The combined solution is expected to be targeted globally at small to midsize businesses as well as branch offices of larger enterprises, where IT resources and skills are often limited.

Enhanced Technology

During the year, the company introduced two new versions of its UC software.  With ShoreTel 8.1 and ShoreTel 9.0, the company added significant enhancements to its award-winning UC solution, including global support for the desktop client, expanded language support, enhanced personalization features and customizable call routing, as well as support for integration with Microsoft Office Communications Server (OCS) and IBM Lotus Sametime.

ShoreTel also augmented its ShoreTel Converged Conferencing solution with the introduction of ShoreTel Converged Conferencing 7.1, which allows users to quickly host audio and Web conferences, chat via IM, and share documents seamlessly using ShoreTel’s UC desktop.

The company also introduced ShoreWare® Contact Center 5, the latest version of its contact center application suite designed to help organizations significantly improve customer service and sales workflows.

In addition to introducing new phones, including the ShorePhone® IP 230g and its first VPN phone, ShoreTel announced a new family of ShoreGear® Voice Switches that extends the company’s unique single-image distributed architecture to voicemail and auto-attendant applications.

In May, the company showcased its interoperability with IBM Lotus Sametime and Microsoft OCS at Interop Las Vegas. ShoreTel's streamlined integration capabilities are based on open standards to provide enterprises with greater choice and flexibility in how they provide new UC capabilities to their users.

Market Share Growth

ShoreTel has grown its market share during its fiscal year, growing its Pure IP market share in the United States to approximately 7.5 percent, based upon data provided by Synergy Research. This achievement is significant considering that the worldwide Pure IP market declined 26 percent and the U.S. market declined 24 percent over the past 12 months.  Additionally, ShoreTel has the No. 1 market share position worldwide for small and midsize businesses using UC desktop solutions, at 18 percent, according to Synergy Research.

Expanded Customer Base

The company added nearly 3,000 customers during the year, including AT&T Park, home of the San Francisco Giants, and the Verizon Center, home of the Washington Wizards and Washington Capitals. The company has now sold to nearly 11,000 customers worldwide and has granted user licenses to more than 1 million end users.

Notable Accomplishments

For the second year in a row, ShoreTel was honored by CustomerSat with an Achievement in Customer Excellence (ACE) award for Overall Customer Satisfaction.

For the third year in a row, the company won the Best in Show award at VoiceCon in Orlando, Florida, as voted by conference attendees.

Business Outlook

ShoreTel is providing the following outlook for the quarter ending September 30, 2009:

•    Revenue is expected to be in the range of $30 million to $35 million.

•    GAAP gross margins are expected to be in the range of 62 percent to 63 percent, including approximately $200,000 in stock-based compensation expenses. Non-GAAP gross margins, which exclude stock-based compensation expenses, are expected to be in the range of 63 percent to 64 percent.

•    GAAP operating expenses are expected to be in the range of $23.5 million to $24.5 million, including approximately $2.0 million in stock-based compensation expenses. Non-GAAP operating expenses, which exclude stock-based compensation expenses, are expected to be in the range of $21.5 million to $22.5 million.

Use of Non-GAAP Financial Measures

ShoreTel reports all required financial information in accordance with generally accepted accounting principles (GAAP), but it believes that evaluating its ongoing operating results may be difficult to understand if limited to reviewing only GAAP financial measures. Many investors have requested that ShoreTel disclose this non-GAAP information because it is useful in understanding the company’s performance as it excludes non-cash charges and related tax adjustments and other non-recurring adjustments including litigation settlements and restructuring charges that many investors feel may obscure the company’s true operating performance. Likewise, management uses these non-GAAP measures to manage and assess the profitability of its business and does not consider stock-based compensation expenses, which are non-cash charges, or other non-recurring items in managing its core operations. ShoreTel has provided a reconciliation of non-GAAP financial measures following the text of this press release. Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measure.

Conference Call Details for August 12, 2009

ShoreTel will host a corresponding conference call and live webcast at 2:30 p.m. Pacific Daylight Time on August 12, 2009. To access the conference call, dial +1-877-584-6502 for the U.S. or Canada and +1-706-679-0430 for international callers and provide the operator with the conference identification number of 20357032. The webcast will be available live on the Investor Relations section of the company’s corporate Web site at www.shoretel.com and via replay beginning approximately two hours after the completion of the call until the company’s announcement of its financial results for the next quarter. An audio replay of the call will also be available to investors beginning at approximately 4:30 p.m. Pacific Daylight Time on August 12, 2009 until 11:59 p.m. Eastern Daylight Time on August 19, 2009, by dialing +1-800-642-1687 or +1-706-645-9291 for callers outside the U.S. and Canada and entering the conference identification number of 20357032.

Legal Notice Regarding Forward-Looking Statements

ShoreTel assumes no obligation to update the forward-looking statements included in this release. This release contains forward-looking statements within the meaning of the “safe harbor” provisions of the federal securities laws, including, without limitation, statements by John W. Combs, statements regarding future products and statements in the “Business Outlook” section regarding ShoreTel’s anticipated future revenues, gross margins, operating expenses and other financial information. The forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those projected. The risks and uncertainties include the global economic slowdown and the impact thereof on information technology spending, the intense competition in our industry, our reliance on third parties to sell and support our products, supply and manufacturing risks, unforeseen development or manufacturing issues, our ability to control costs as we expand our business, uncertainty as to market acceptance of new products and services, and other risk factors set forth in ShoreTel’s Form 10-K for the year ended June 30, 2008 and in its Form 10-Q for the quarter ended March 31, 2009.

About ShoreTel, Inc.
ShoreTel, Inc., (NASDAQ: SHOR) is the provider of brilliantly simple Unified Communication (UC) solutions based on its award-winning IP business phone system. We offer organizations of all sizes integrated, voice, video, data, and mobile communications on an open, distributed IP architecture that helps significantly reduce the complexity and costs typically associated with other solutions. The feature-rich ShoreTel UC system offers the lowest total cost of ownership (TCO) and the highest customer satisfaction in the industry, in part because it is easy to deploy, manage, scale and use. Increasingly, companies around the world are finding a competitive edge by replacing business-as-usual with new thinking, and choosing ShoreTel to handle their integrated business communication. ShoreTel is based in Sunnyvale, California, and has regional offices in Austin, Texas, United Kingdom, Sydney, Australia and Munich, Germany. For more information, visit www.shoretel.com.
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SHORETEL, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Amounts in thousands)
(Unaudited)

	As of	As of	As of
	June 30,	March 31,	June 30,
	2009	2009	2008

ASSETS
Current assets:
Cash and cash equivalents	$73,819	$89,521	$68,672
Short-term investments	33,847	18,627	34,139
Accounts receivable - net	21,454	19,264	21,909
Inventories	11,805	9,664	12,008
Prepaid expenses and other current assets	3,110	5,368	5,063
Total current assets	144,035	142,444	141,791
Property and equipment - net	3,475	3,458	3,649
Other assets	8,114	4,956	2,357
Total assets	$155,624	$150,858	$147,797

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Accounts payable	$7,774	$5,596	$5,952
Accrued liabilities and other	4,494	5,162	4,420
Accrued employee compensation	4,895	5,644	5,547
Deferred revenue	15,255	14,709	13,879
Total current liabilities	32,418	31,111	29,798

Long-term liabilities:
Long-term deferred revenue	7,236	6,338	4,786
Other long-term liabilities	2,198	3,120	-
Total liabilities	41,852	40,569	34,584

Stockholders' equity:

Common stock	207,787	203,638	195,520
Deferred stock compensation	(54)	(76)	(142)
Accumulated deficit	(93,961)	(93,273)	(82,165)
Total stockholders' equity	113,772	110,289	113,213
Total liabilities and stockholders' equity	$155,624	$150,858	$147,797

SHORETEL, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Amounts in thousands, except per share amounts)
(Unaudited)

	Three Months Ended		Year Ended
	June 30,		June 30,
	2009	2008	2009	2008

Revenue:
Product	$25,754	$29,504	$109,555	$110,496
Support and services	6,636	5,200	25,267	18,233
Total revenues	32,390	34,704	134,822	128,729
Cost of revenue
Product (1)	9,422	10,001	38,142	37,451
Support and services (1)	2,449	3,006	10,965	9,994
Total cost of revenue	11,871	13,007	49,107	47,445
Gross profit	20,519	21,697	85,715	81,284
Gross profit %	63.3%	62.5%	63.6%	63.1%

Operating expenses:
Research and development (1,2)	6,957	7,163	30,587	26,691
Sales and marketing (1,2)	10,166	10,345	44,306	37,780
General and administrative (1,2)	4,161	4,310	19,306	17,420
Litigation Settlement	-	-	4,110	-
Total operating expenses	21,284	21,818	98,309	81,891
Loss from operations	(765)	(121)	(12,594)	(607)
Other income, net	574	750	1,141	4,101
Income (loss) before provision for income taxes	(191)	629	(11,453)	3,494
Provision for income taxes	(497)	(676)	(343)	(861)
Net income (loss)	$(688)	$(47)	$(11,796)	$2,633
Net income (loss) per share available to common stockholders:
Basic	$(0.02)	$0.00	$(0.27)	$0.06
Diluted (3)	$(0.02)	$0.00	$(0.27)	$0.06

Shares used in computing net income (loss) per share available to common stockholders:

Basic	44,131	42,988	43,714	42,413
Diluted (3)	44,131	42,988	43,714	44,861

(1) Includes stock-based compensation as follows:
Cost of product revenue	$26	$15	$106	$59
Cost of support and services revenue	183	151	716	503
Research and development	650	537	2,692	1,885
Sales and marketing	713	645	3,122	2,358
General and administrative	587	649	2,259	2,135
	$2,159	$1,997	$8,895	$6,940

(2) Includes restructuring charge (benefit) as follows:
Research and development	$(26)	$-	$98	$-
Sales and marketing	(43)	-	235	-
General and administrative	(16)	-	83	-
	$(85)	$-	$416	$-

(3)   Diluted net income per share and share count reflect the weighted average number of common shares used in the  basic net income per share calculation plus the effects of all potentially dilutive securities.  Potentially dilutive securities were not included in the compilation of diluted net loss per share for the periods which had a net loss because to do so would have been anti-dilutive.

SHORETEL, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(Amounts in thousands, except per share amounts)
(Unaudited)

	Three Months Ended		Year Ended
	June 30,		June 30,
	2009	2008	2009	2008

GAAP gross profit	$20,519	$21,697	$85,715	$81,284
Stock-based compensation inlcuded in cost of revenue	209	166	822	562
Non-GAAP gross profit	$20,728	$21,863	$86,537	$81,846

GAAP gross profit %	63.3%	62.5%	63.6%	63.1%
Stock-based compensation	0.7%	0.5%	0.6%	0.5%
Non-GAAP gross profit %	64.0%	63.0%	64.2%	63.6%

Total GAAP operating expenses	$21,284	$21,818	$98,309	$81,891
Stock-based compensation included in operating expenses	(1,950)	(1,831)	(8,073)	(6,378)
Litigation settlement	-	-	(4,110)	-
Restructuring benefit (charge) included in operating expenses	85	-	(416)	-
Cancellation of contractual obligation included in Sales and marketing	-	-	(273)	-
Total non-GAAP operating expenses	$19,419	$19,987	$85,437	$75,513

GAAP net income (loss) available to stockholders:	$(688)	$(47)	$(11,796)	$2,633
Adjustments for non-GAAP items	2,074	1,997	13,694	6,940
Tax effect of non-GAAP adjustments	(100)	(207)	(675)	(273)
Non-GAAP net income available to stockholders	$1,286	$1,743	$1,223	$9,300

GAAP diluted net income (loss) per share (a):	$(0.02)	$0.00	$(0.27)	$0.06
Adjustments for non-GAAP items	0.05	0.04	0.31	0.15
Tax effect of non-GAAP adjustments	0.00	0.00	(0.01)	0.00
Non-GAAP diluted net income per share (a):	$0.03	$0.04	$0.03	$0.21
Shares Used in Non-GAAP diluted per share calculation	45,545	44,519	44,994	44,861

(a)   Diluted net income per share and share count reflect the weighted average number of common shares used in the  basic net income per share calculation plus the effects of all potentially dilutive securities. Potentially dilutive securities were not included in the compilation of diluted net loss per share for the periods which had a net loss because to do so would have been anti-dilutive.

SHORETEL, INC.
RECONCILIATION OF GAAP TO NON-GAAP Q1 PROJECTIONS
(Amounts in thousands)
(Unaudited)

	Three Months Ending
	September 30, 2009

	High	Low
GAAP gross profit %	63.0%	62.0%
Adjustments for stock-based compensation	1.0%	1.0%
Non-GAAP gross profit %	64.0%	63.0%

Total GAAP operating expenses	$24,500	$23,500
Adjustments for stock-based compensation	$(2,000)	$(2,000)
Total non-GAAP operating expenses	$22,500	$21,500